EXHIBIT 10.1
FRANK’S INTERNATIONAL N.V.
EMPLOYEE RESTRICTED STOCK UNIT (RSU) AGREEMENT
THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) evidences an award made as of the _______________ 2017 (the “Date of Grant”), between FRANK’S INTERNATIONAL N.V., a limited liability company organized in the Netherlands (the “Company”), and _______________ (the “Employee”). The Company and Employee may be referred to individually as “Party,” and/or collectively as the “Parties.”
1.The Grant. Pursuant to the FRANK’S INTERNATIONAL N.V. 2013 LONG-TERM INCENTIVE PLAN, as the same may be amended from time to time (the “Plan”), and subject to the conditions set forth below, the Company hereby awards to Employee, effective as of the Date of Grant, an award consisting of an aggregate number of __________ restricted stock units (the “Restricted Stock Units” or “RSUs”), whereby each Restricted Stock Unit represents the right to receive one share of the Company’s common stock, par value €0.01 per share (“Common Stock”), plus the potential rights to Dividend Equivalents set forth in Section 3(e) hereof, in accordance with the terms and conditions set forth herein and in the Plan (the “Award”). To the extent any provision of this Agreement conflicts with the expressly applicable terms of the Plan, those terms of the Plan shall control, and if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.
2.    Definitions. Capitalized terms used in this Agreement that are not defined below or in the body of this Agreement shall have the meanings given to them in the Plan. In addition to the terms defined in the body of this Agreement, the following capitalized words and terms shall have the meanings indicated below:
(a)    “Disability” shall have the meaning set forth in any written employment or consulting agreement between the Company (or one of its affiliates) and Employee. If Employee is not party to such an agreement that defines these terms, then for purposes of this Agreement, “Disability” shall mean Employee being unable to perform Employee’s duties or fulfill Employee’s obligations under the terms of his/her employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months as determined by the Employer and certified in writing by a competent medical physician selected by the Employer.
(b)    “Executive Severance Plan” shall mean the Company’s Executive Change-In-Control Severance Plan.
(c)    “Forfeiture Restrictions” shall have the meaning specified in Section 3(a) hereof.
3.    Restricted Stock Units. By acceptance of this Restricted Stock Unit award, Employee agrees with respect thereto as follows:
(a)    Forfeiture Restrictions. The Restricted Stock Units are restricted in that they may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise alienated or transferred, encumbered, or disposed of, and in the event of termination of Employee’s employment or service with the Company for any reason other than death or Disability, or, to the extent provided in Section 3(c) below, Employee shall, for no consideration, forfeit to the Company all Restricted Stock Units to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Stock Units to the Company upon termination of employment or services as provided in this Section 3(a) are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Stock Units.

(b)    Lapse of Forfeiture Restrictions (Vesting). Provided that Employee has been continuously employed by the Company from the Date of Grant through _______________ (the “Lapse Date”), and in compliance with the Agreement and all other agreements or obligations to the Company, the Forfeiture Restrictions shall lapse, and the Restricted Stock Units will vest, on the Lapse Date. Except as provided in Subsection (c) below, the Company will issue one share of Common Stock to Employee on the date each RSU is scheduled to become vested under this Section 3(b). Except as provided in Subsection (c) below, any Restricted Stock Units with respect to which the Forfeiture Restrictions do not lapse in accordance with the preceding provisions of this Section 3(b) (and any associated unvested dividend equivalents) shall be forfeited to the Company for no consideration as of the date of the termination of Employee’s employment with the Company.
(c)    Accelerated Vesting.
(1)    Death. If Employee’s employment with the Company is terminated by reason of death, then the Forfeiture Restrictions shall lapse with respect to 100% of the Restricted Stock Units effective on the date such death occurs and Employee’s RSUs shall be settled in the manner provided under Section 3(d) below.
(2)    Disability. If Employee’s employment with the Company is terminated by reason of Disability, then the Forfeiture Restrictions shall lapse with respect to 100% of the Restricted Stock Units effective as of the date of Employee’s “separation from service” (as defined under Code Section 409A) and Employee’s RSU’s shall be settled in the manner provided under Section 3(d) below on the Lapse Date.
(3)    Change in Control. If a Change in Control occurs and Employee is a participant in the Executive Severance Plan, then the terms of Section 3 of such plan are hereby incorporated by reference into this Agreement.
(d)    Payments. Subject to compliance with all terms of this Agreement, as soon as reasonably practicable after the Lapse Date (but in no event later than the end of the calendar year in which the Lapse Date occurs), or the date of Employee’s death, the Company shall cause to be issued to Employee with respect to each share of Common Stock covered by each such Restricted Stock Unit one share of Common Stock registered in Employee’s name. The Company shall deliver the shares of Common Stock in book-entry form, with such legends or restrictions thereon as the Committee may determine to be necessary or advisable in order to comply with applicable securities laws. Employee shall complete and sign any documents and take any additional action that the Company may request to enable it to deliver shares of Common Stock on Employee’s behalf.
(e)    Dividend Equivalents. In the event the Company declares and pays a dividend in respect of its outstanding shares of Common Stock and, on the record date for such dividend, Employee holds Restricted Stock Units granted pursuant to this Agreement that have become vested pursuant to Section 3(c) hereof and have not been settled in accordance with Section 3(d) hereof, Employee shall be entitled to receive a payment, subject to compliance with all terms of this Agreement as well as Section 4 hereof, in respect of the number of shares of Common Stock relating to such vested Restricted Stock Units, with such Dividend Equivalent payment being made in the amount and form that such payment would have been made if, as of such record date, Employee actually held the underlying shares of Common Stock related to the portion of the vested Restricted Stock Units that have not been settled or forfeited as of such record date. Such Dividend Equivalent payment shall be made commensurate with the date the Company pays such dividend in respect of its outstanding shares of Common Stock (however, in no event shall the Dividend Equivalents be paid later than the earlier of 30 days following, or the end of the calendar year that includes, the date on which the Company pays such dividends to its shareholders generally).

(f)    Corporate Acts. The existence of the Restricted Stock Units shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.
4.    Withholding of Tax. To the extent that the receipt of the Restricted Stock Units (or any Common Stock or dividend equivalents related thereto) or the lapse of any Forfeiture Restrictions results in compensation, income or wages to Employee for federal, state, or local tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its minimum obligation under applicable tax laws or regulations, and if Employee fails to do so (or if Employee instructs the Company to withhold cash or stock to meet such obligation), the Company shall withhold from any cash or stock remuneration (including withholding any shares of the Common Stock distributable to Employee under this Agreement) then or thereafter payable to Employee, any tax required to be withheld by reason of such resulting compensation income or wages. The Company is making no representation or warranty as to the tax consequences to Employee as a result of the receipt of the Restricted Stock Units, the treatment of dividend equivalents, the lapse of any Forfeiture Restrictions, or the forfeiture of any Restricted Stock Units pursuant to the Forfeiture Restrictions.
5.    No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle Employee to any rights of a holder of Common Stock prior to the date that shares of Common Stock are issued to Employee in settlement of the Award. Employee’s rights with respect to the Restricted Stock Units shall remain forfeitable as stated in this Agreement.
6.    Clawback. Notwithstanding any provisions in the Agreement to the contrary, any compensation, payments, or benefits provided hereunder (or profits realized from the sale of the Common Stock delivered hereunder), whether in the form of cash or otherwise, shall be subject to a clawback to the extent necessary to comply with the requirements of any applicable law, including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, section 304 of the Sarbanes Oxley Act of 2002, or any regulations promulgated thereunder.
7.    Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company or a Subsidiary. Without limiting the scope of the preceding sentence, it is specifically provided that Employee shall be considered to have terminated employment or service with the Company at the time of the termination of the “Subsidiary” status of the entity or other organization that employs or engages Employee. Nothing in the adoption of the Plan, nor the award of the Restricted Stock Units thereunder pursuant to this Agreement, shall confer upon Employee the right to continued employment by or service with the Company or affect in any way the right of the Company to terminate such employment or service at any time. Unless otherwise provided in a written employment or consulting agreement or by applicable law, Employee’s employment by or service with the Company shall be on an at-will basis, and the employment or service relationship may be terminated at any time by either Employee or the Company for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment or service, and the cause of such termination, shall be determined by the Committee or its delegate, in its sole discretion, and its determination shall be final.
8.    Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at Employee’s principal place of employment or if sent by registered or certified mail or other mail delivery method that provides a receipt, to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail or other mail delivery service that provides a receipt, to the General Counsel of Company at its principal executive offices.
9.    Entire Agreement; Amendment. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document. The foregoing notwithstanding, this Agreement does not modify or replace in any way any obligations Employee has to the Company or its related entities, under any agreement or applicable law, for non-disclosure, non-competition, non-solicitation, or non-interference.
10.    Severability. If any part of this Agreement is found to be unenforceable by a court of competent jurisdiction, then such unenforceable portion will be modified to be enforceable, or severed from this Agreement if it cannot be modified, and such modification or severance shall have no effect upon the remaining portions of this Agreement which shall remain in full force and effect.
11.    No Waiver. No failure by either Party at any time to give notice of any breach by the other Party of, or to require compliance with, any condition or provision of this Agreement shall (i) be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time or (ii) preclude insistence upon strict compliance in the future.
12.    Binding Effect; Survival. The provisions of Section 6 shall survive the lapse of the Forfeiture Restrictions without forfeiture. This Agreement shall be binding upon and shall inure to the benefit of the Company, and automatically to any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee’s obligations under this Agreement are personal and such obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred by Employee without the prior written consent of the Company.
13.    Governing Law/Forum/Jury Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles. With respect to any claim or dispute arising out of or related to this Agreement, the Parties hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Harris County, Texas, unless another forum or venue is required by law. Both the Company and Employee agree to waive a trial by jury of any or all issues arising under or connected with this Agreement and consent to trial by the judge.
IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.
FRANK’S INTERNATIONAL N.V.

By:    ____________________________________
Name:
Title:

EMPLOYEE

________________________________________
Print Name: ____________________________

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